Alternative Construction Technologies Corporation
1900 S. Harbor City Blvd., Suite 315
Melbourne, FL 32901
321-308-0834 * 321-308-0320 Fax

Summary Agreement
Between
Alternative Construction Technologies Corporation
and
Phoenix Metals Company

This document has been designed to summarize the verbal agreement between Alternative Construction Technologies Corporation ("ACT"), a subsidiary of Alternative Construction Company, Inc., and Phoenix Metals Company ("Phoenix").

Phoenix supplies ACT with steel for the manufacturing of structural insulated panels ("SIP"s).

Phoenix has given ACT a $500,000 credit line with terms of net 30. There are no other special terms associated with this verbal agreement.

AGREED BY

Phoenix Metals Company